Exhibit 10.36

XIANDA INDUSTRIAL PARK PROJECT

SPECIAL FUND LOAN AGREEMENT

THIS SPECIAL FUND LOAN AGREEMENT (this “Agreement”) is entered into as of June 30, 2026 in the People’s Republic of China, by and between:

(1) RECON HENGDA TECHNOLOGY (BEIJING) CO., LTD., a limited liability company duly organized and validly existing under the laws of the People’s Republic of China, with registered address is at Room 602, Floor 6, Building 1, Yard 1, Shui’an South Street, Chaoyang District, Beijing, People’s Republic of China (“Party A”); and

(2) GUANGXI XIANDA INVESTMENT CO., LTD., a limited liability company duly organized and validly existing under the laws of the People’s Republic of China, with registered address is at the office on Plot 2, west side of the Yanggang Section of the Yugong Highway, Xinqiao Town, Yulin City, Guangxi, People’s Republic of China (“Party B”).

Party A and Party B are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, Party B is engaged in the development and operation of the Xianda Industrial Real Estate Project of the Fumian District Entrepreneurship Industrial Park (the “Project”);

WHEREAS, Party B has applied to Party A for a loan to satisfy the funding requirements of the Project, and Party A is willing to provide such loan to Party B upon and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the sufficiency and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1 Purpose of the Loan

1.1 For the purpose of developing and operating the Xianda Industrial Real Estate Project of the Fumian District Yushang Return Entrepreneurship Industrial Park (the “Project”), Party B has applied to Party A for a loan in the principal amount of RMB 62,000,000 (RMB Sixty-Two Million Yuan) (the “Principal”), and Party A shall provide the loan to Party B in accordance with the terms and conditions of this Agreement.

Article 2 Disbursement and Use of Funds

2.1 Party A shall, at the request of Party B, disburse the Principal in the amount of RMB 62,000,000 (RMB Sixty-Two Million Yuan) into the account designated by the Parties, which shall be used for the land acquisition, infrastructure construction and early-stage investment promotion of the Project.

2.2 Party B shall prepare an annual plan for the use of funds, file the same with Party A for record, and submit to Party A the reports on the use of funds together with the relevant supporting vouchers within the first five (5) days of each quarter.

2.3 Party A shall be entitled to engage a third-party auditing institution to conduct regular or irregular audits of the compliance of the use of funds, and Party B shall render all necessary cooperation in connection therewith.

Article 3 Loan Term and Interest

3.1 The annualized interest rate of the Project shall be 4.2%.

3.2 Closure Period (Year 1 through Year 3 from the effective date of this Agreement): no interest shall be payable. The interest accruing during the Closure Period shall be accrued at the annualized rate of 4.2% and shall not be capitalized into the Principal at the end of each year (i.e., computed on a simple-interest basis).

3.3 Normal Operation Period (Year 4 through Year 10 from the effective date of this Agreement): Party B shall pay the interest accrued on a cumulative basis during the Closure Period in one lump sum within the first quarter of Year 4. Commencing from Year 4, Party B shall pay the interest for the then-current quarter within the first month of each quarter.

3.4 Stabilization Period (Year 11 through Year 20 from the effective date of this Agreement): Party A shall be entitled to require the early repayment of the Principal together with any accrued and unpaid interest, subject to thirty (30) days’ prior written notice to Party B.

3.5 The term of the loan shall be twenty (20) years, commencing on the date on which the Principal is credited to the designated account. Party B shall repay the Principal in one lump sum on the maturity date (being the end of Year 20 from the effective date of this Agreement).

3.6 In consideration that Party A has advanced the Project funds to Party B for its use prior to the execution of this Agreement, Party B shall pay the cost of the use of such funds at the annualized rate of 1% for the actual period of occupation, and shall settle and pay such interest to Party A in one lump sum on the date of execution of this Agreement.

Article 4 Mortgage over Land

4.1 Party B shall provide mortgage security over the project land legally owned by it (Land Certificate: *** No. *** (Land Use Right Certificate)) as security for the performance of its obligations under this Agreement.

4.2 Upon execution of this Agreement, Party B shall submit to Party A a land value appraisal report issued by a qualified third-party appraisal institution.

4.3 Party B shall ensure that the title to the mortgaged land is clear, free from any defect and free from any other prior encumbrance. During the mortgage period, Party B shall not, without prior authorization, apply for the cancellation of or change to the registration information of the mortgaged land, nor transfer, donate, lease or otherwise dispose of the mortgaged land in any manner whatsoever.

4.4 Where Party B has duly performed all of its obligations under this Agreement, or where Party A has fully exited in accordance with this Agreement and Party B has settled all the Principal and interest in full, Party A shall cooperate with Party B in the release of the mortgage within fifteen (15) working days.

4.5 The original title certificate of the mortgaged land (the Real Estate Ownership Certificate) shall be kept in the custody of Party A during the mortgage period.

Article 5 Liabilities for Breach

5.1 Where Party B delays the payment of any installment of interest for more than sixty (60) days, Party B shall pay liquidated damages to Party A at the rate of 0.05% of the unpaid amount per day.

5.2 Where Party B fails to pay the interest payable to Party A for two consecutive quarters, Party A shall be entitled to dispose of the mortgaged land in accordance with the law, or to declare the loan immediately due and payable prior to its stated maturity and require Party B to repay the Principal and interest immediately.

Article 6 Undertakings of the Parties

6.1 Party A undertakes that:

(1) it shall disburse the loan in accordance with the provisions of this Agreement;

(2) it shall be entitled to obtain the information necessary in connection with the use of the loan funds (including the construction progress and the expenditure vouchers); and

(3) it shall not interfere with the daily business operation and management of Party B.

6.2 Party B undertakes that:

(1) it shall ensure that the loan funds are used exclusively for the purposes stipulated in Article 2 of this Agreement;

(2) it shall cooperate with Party A in supervising the compliance of the use of the loan funds;

(3) it shall submit, in a timely manner and as required under this Agreement, the project reports and expenditure vouchers directly relevant to the use of the funds; and

(4) it shall ensure that the title to the land is lawful, complete and free from any defect or prior encumbrance.

Article 7 Effectiveness, Exit Mechanism and Dispute Resolution

7.1 This Agreement shall become effective on the date on which it is executed by the legal representatives or authorized representatives of both Parties and affixed with their respective official seals.

7.2 During the Closure Period, Party A may require Party B to repay the Principal and interest in advance, subject to not less than thirty (30) days’ prior written notice to Party B. The Parties shall complete the settlement of funds in respect of the Project within sixty (60) days from the date on which such notice is issued. Party B shall repay the Principal and interest to Party A in accordance with this Agreement.

7.3 Any dispute arising from the performance of this Agreement shall first be settled through friendly negotiation between the Parties; failing which, the dispute shall be submitted to the Beijing Arbitration Commission for arbitration in accordance with its arbitration rules in force at the time of submission, and the arbitral award shall be final and binding upon both Parties.

Article 8 Miscellaneous

8.1 The Parties agree to keep the existence and contents of this Agreement confidential. In addition, without the consent of the Party providing the information, no confidential information exchanged between the Parties shall be disclosed to any other individual or entity other than the Parties to this Agreement.

8.2 The Parties agree that this Agreement shall be construed in accordance with, and any dispute arising out of or in connection with this Agreement shall be resolved under, the laws of the People’s Republic of China.

8.3 Any matters not provided for herein may be agreed upon by the Parties separately through negotiation in a supplementary agreement, which shall have the same legal effect as this Agreement.

Article 9 Counterparts

This Agreement shall be executed in two (2) counterparts, with each Party holding one (1) counterpart, and each counterpart shall have the same legal effect.

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— Signature Page to the Special Fund Loan Agreement —

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.

Party A: Recon Hengda Technology (Beijing) Co., Ltd. (Seal)

Authorized Representative:                                            (Signature)

Party B: Guangxi Xianda Investment Co., Ltd. (Seal)

Authorized Representative:                                            (Signature)

Date of Execution: June 30, 2026

* This English version is a convenience translation of the Chinese original. In the event of any discrepancy, the Chinese version shall prevail.